CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying annual report on Form 10-K of Medasorb Technologies Corporation for the year ending December 31, 2009, I, Phillip Chan, President and Chief Executive Officer of Medasorb Technologies Corporation, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such annual report of Form 10-K for the year ending December 31, 2009, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such annual report of Form 10-K for the year ending December 31, 2009, fairly represents in all material respects, the financial condition and results of operations of Medasorb Technologies Corporation

Date: April 9, 2010

MEDASORB TECHNOLOGIES CORPORATION

By:	/s/ Phillip Chan
Phillip Chan President and Chief Executive Officer